Exhibit 99.1

LKQ Corporation to Present at Upcoming Investor Conferences

Chicago, IL (February 19, 2015)-LKQ Corporation (Nasdaq: LKQ) today announced that members of its senior management will be presenting at the following investor conferences:

Raymond James' 36th Annual Institutional Investors Conference	March 3, 2015
JW Marriott Grande Lakes, Orlando, Florida

Bank of America Merrill Lynch’s Annual New York Auto Summit	April 1, 2015
JW Marriott Essex House, New York, New York

Materials used during the presentations will be posted to the Company's website: www.lkqcorp.com on the day of the conference.

About LKQ Corporation

LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles.  LKQ has operations in North America, the United Kingdom, the Netherlands, Belgium, France, Australia and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Joseph P. Boutross
LKQ Corporation
Director, Investor Relations
(312) 621-2793
jpboutross@lkqcorp.com